Law Offices
                          McAfee & Taft
                    A Professional Corporation
                Tenth Floor, Two Leadership Square
                        211 North Robinson
                Oklahoma City, Oklahoma 73102-7101
                          (405) 235-9621
                        Fax (405) 235-0439


                           May 16, 1996



Chesapeake Energy Corporation
6104 North Western
Oklahoma City, Oklahoma  73118

Gentlemen:

          We have reviewed the Certificate of Incorporation of Chesapeake Energy Corporation, a Delaware corporation (the "Company"), as amended, and the Company's By-laws, as amended, and the Company's Registration Statement on Form S-3 (the "Registration Statement") to which this opinion is an Exhibit, and have generally conducted such investigations as we have deemed appropriate to satisfy ourselves with respect to the opinions expressed herein.

          Based upon the foregoing, it is our opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Delaware, with full power and authority to own its properties and to conduct its business as described in the preliminary prospectus contained in the Registration Statement.

          2. The shares of Common Stock described in, and to be offered and sold upon the terms contained in the Registration
Statement have been validly authorized, duly issued under the Securities Act and are fully paid and non-assessable.

          Consent is hereby given to the inclusion of this opinion in the Registration Statement as part of an application for registration of Common Stock with the Securities and Exchange
Commission and with each and any state regulatory body or commission, and to the use of our name in any prospectus in connection therewith. Consent is also hereby given to the incorporation by reference of this opinion into a subsequent registration statement filed by the Company pursuant to the provisions of Rule 462(b) promulgated under the Securities Act with respect to the Common Stock.

                                Very truly yours,

                                McAFEE & TAFT A PROFESSIONAL CORPORATION

                                McAfee & Taft A Professional Corporation